UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2006
American Casino & Entertainment Properties LLC

(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Las Vegas Boulevard South, Las Vegas, NV	89104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 383-5242
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
          Item 2.01 Completion of Acquisition or Disposition of Assets.
     On May 19, 2006, our wholly-owned subsidiary, AREP Laughlin Corporation, or AREP Laughlin, acquired the Flamingo Laughlin Hotel and Casino, or the Flamingo, in Laughlin, Nevada from affiliates of Harrah’s Operating Company, Inc., or Harrah’s. The transaction was completed pursuant to a previously announced asset purchase agreement, dated as of November 28, 2005, between AREP Laughlin, AREP Boardwalk LLC, a wholly-owned subsidiary of our parent, American Real Estate Partners, L.P., or AREP, Harrah’s and certain affiliated entities. Under the agreement, AREP Laughlin acquired the Flamingo and AREP Boardwalk Properties LLC, as assignee of AREP Boardwalk LLC, acquired 7.7 acres of land in Atlantic City, NJ, known as the Traymore site, for an aggregate purchase price of approximately $170.0 million, subject to adjustment. The portion of the purchase price attributable to the Flamingo is approximately $109 million.
     The Flamingo owns approximately 18 acres of land located next to the Colorado River in Laughlin, Nevada and is a tourist-oriented gaming and entertainment destination property. The Flamingo is the largest hotel in Laughlin, Nevada with 1,907 rooms in two 18-story towers and a 57,000 square-foot casino. Situated on 18 acres, amenities include seven restaurants, 35,000 square-feet of meeting space and a 3,300-seat ampitheater. The property also features an outdoor pool, fitness center, lighted tennis courts and 2,420 parking spaces.
     The description set forth above is qualified in its entirety by the asset purchase agreement and related documents, copies of which are filed as exhibits to this report and incorporated by reference.

Section 9 — Financial Statements and Exhibits
          Item 9.01(a) Financial statements of businesses acquired.
     Financial statements will be provided by amendment to this Form 8-K within 71 calendar days of the filing of this Form 8-K.
          Item 9.01(b) Pro forma financial information.
     Pro forma financial information will be provided by amendment to this Form 8-K within 71 calendar days of the filing of this Form 8-K.
          Item 9.01(d) Exhibits

Exhibit 10.1	—	Asset Purchase Agreement, dated as of November 28, 2005 by and among Harrah’s Operating Company, Inc., Flamingo-Laughlin, Inc., Boardwalk Regency Corporation, Martial Development Corporation, AREP Boardwalk LLC and AREP Laughlin Corporation.

Exhibit 10.2	—	Supplemental Indenture, dated as of May 19, 2006, made by AREP Laughlin Corporation, American Casino & Entertainment Properties LLC, as issuer, American Casino & Entertainment Properties Finance Corp., as co-issuer, the other Guarantors thereto and Wilmington Trust Company, as trustee.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
By:	/s/ Denise Barton
Denise Barton
Senior Vice President, Chief Financial Officer Secretary and Treasurer

Date: May 25, 2006